Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-159439, 333-135731, 333-107005, 333-39974, 333-33760, 333-80691, 333-28435, and 333-20925 on Forms S-8 of our reports dated February 26, 2010 relating to the financial statements of Pharmaceutical Product Development, Inc., and the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of Pharmaceutical Product Development, Inc. for the year ended December 31, 2009.

Charlotte, North Carolina

February 26, 2010